Exhibit 99.1

CROSS REFERENCE SHEET

Location in 2025 British Columbia Financial and Economic Review (the “Review” (1)) included as
Information Relating to Provincial Debt	Exhibit (e), or in an additional Exhibit to this Annual Report

PROVINCE OF BRITISH COLUMBIA

General Description of the Province	Pages 60-61
Constitutional Framework	Pages 61-62

THE ECONOMY
Recent Economic Developments	Pages 3-18, 22-38
Economic Structure and Primary Industries	Pages 3-16, 76-83
Capital Investment	Pages 33-49, 91
Foreign Trade	Pages 5-7, 92-93
Labour Market and Employment	Pages 8-10, 76-77, 90

PROVINCIAL REVENUE AND EXPENDITURE
Financial Administration and Reporting	Pages 22-58

Summary Statements of Consolidated Revenue Fund
Revenue and Expenditure	Pages 22-49, 103-109
Unaudited Financial Results	Pages 103-112
Major Sources of Revenue	Pages 22-29, 32, 106-107
Expense by Function	Pages 33-49, 108-109

GOVERNMENT CORPORATIONS
Government Corporation Debt	Pages 47-51, 112-114; Exhibit 99.3

DEBT OF THE PROVINCE
Direct and Guaranteed Debt	Pages 50-53, 112-114; Exhibit 99.3
Financing Requirements	Exhibit 99.3
Sinking Fund Management	Exhibit 99.3

CONSOLIDATED FUNDED DEBT OF THE
PUBLIC SECTOR	Exhibit 99.3

CANADIAN FOREIGN EXCHANGE RATE AND
INTERNATIONAL RESERVES	Exhibit 99.3

DETAILED FINANCIAL STATEMENTS OF THE
PROVINCE
Statement of Consolidated Revenue Fund Revenue by Source	Pages 106-107
Statement of Consolidated Revenue Fund Expense by
Function	Pages 108-109
Statement of Direct Funded and Unfunded Debt	Exhibit 99.3
Statement of Guaranteed Funded Debt	Exhibit 99.3
Statement of Non-Guaranteed Debt	Exhibit 99.3
Pension Funds	Pages 54-55

(1) Page numbers indicate the location of information in the Review.

1